Exhibit 11.2

Exhibit 11.2

Anheuser-Busch InBev

CODE OF DEALING

February 2010

Table of content pg

Definitions 3

I. Introduction 5

II. Use of inside information 5

III. Dealings by employees and executives 5

IV. Clearance to deal 6

V. Clearance to deal during a close period in exceptional circumstances 6

VI. Disclosure to market 7

VII. Dealings by investment managers 7

VIII. Special circumstances 8

Inside Information 10 Practical Guidelines 12

Definitions

In this Code of Dealing, the following definitions will apply, unless otherwise stated:

AFFILIATE

any subsidiary or affiliate of the Company over which

the Company has, directly or indirectly, management

control.

CLOSE PERIOD

(a) each period of 15 calendar days preceding any

results announcement of the Company, including

the day of the results announcement; and

(b) in case of the publication of a prospectus or similar

document with respect to the Company, the Board

of Directors may establish an additional close

period in relation thereto.

COMPANY

Anheuser-Busch InBev SA/NV (“AB InBev”).

COMPETENT AUTHORITY

the Belgian Commission for Banking,

Finance & Insurance

DEALING

any direct or indirect acquisition or disposal of, or agreement to acquire or dispose of a Financial Instrument and any direct or indirect grant,

acceptance, acquisition, disposal, exercise or discharge of any option

(whether for the call or put or both) or other right or obligation, present or future, conditional or unconditional, to acquire or dispose of a Financial

Instrument, or any interest in a Financial Instrument.

To avoid any doubt and without limitation, the following

transactions constitute “Dealings” for the purpose of this Code of Dealing, and are consequently subject to it:

(a) arrangements that involve a sale of Financial Instruments with the intention of repurchasing an equal number of such

Financial Instruments soon afterwards;

(b) Dealings between Employees and/or Executives; and

(c) off-market Dealings.

To avoid any doubt and without limitation, and notwithstanding the above, the following Dealings are not subject to the provisions of this Code of Dealing:

(a) undertakings or elections to take up entitlements under

a rights issue or other offer (including an offer of shares

in lieu of a cash dividend);

(b) the taking up of entitlements under a rights issue or other offer (including an offer of shares in lieu of a cash dividend);

(c) allowing entitlements to lapse under a rights issue or other offer

(including an offer of shares in lieu of a cash dividend); and

(d) undertakings to accept, or the acceptance of, a take-over offer.

For the purpose of this Code of Dealing, the term “Deal” shall be construed in accordance with this definition.

Definitions (continued)

DIRECTOR any member of the Board of Directors of the Company.

EMPLOYEE any person employed by the AB InBev Group (other than Directors and Executives) as well as (i) any member of the immediate family (spouse/ husband and children) of such person or anyone living with such member as part of the same household or (ii) any company controlled by such person or by such family member.

EXECUTIVE any (i) Director, (ii) Executive Board of Management member, (iii) member of External Growth, Corporate Finance and Corporate Legal Departments or senior member of the Corporate Affairs Department of the AB InBev Group, (iv) assistant of any person mentioned under (i) to (iii), as well as (v) any member of the immediate family (spouse/husband and children) of such person or anyone living with such member as part of the same household or (vi) any company controlled by such person or by such family or household member.

At the request of the Competent Authority, the Company may provide it with a list of the Executives and regular or occasional subsequent updates to such list.

FINANCIAL INSTRUMENT

Any financial instrument, including, but not limited to, any share,

ADR, bond, warrant or option, or any derivative instrument relating to such Financial Instrument.

AB INBEV GROUP

the Company and all Affiliates.

INSIDE INFORMATION

information of a precise nature, which has not been made public,

relating directly or indirectly (1) to the AB InBev Group or to any listed company outside the AB InBev Group or (2) to Financial Instruments of

the AB InBev Group or any listed company outside the AB InBev Group,

and which, if it were made public, could have a significant effect on the price of Financial Instruments of the AB InBev Group or such other company. A non-exhaustive list of items that constitute or may constitute inside information is set out in Annex 1 hereto.

PROHIBITED PERIOD

(a) any Close Period;

(b) any period when there exists any matter about which there is Inside

Information with respect to the AB InBev Group or the AB InBev

Group’s Financial Instruments (whether or not the Employee or

Executive has knowledge of such matter); and

(c) any period when the person(s) responsible for the clearance otherwise has/have reason to believe that the proposed Dealing is in breach of this Code of Dealing.

I. Introduction

The present Code of Dealing applies to all Employees and Executives of the AB InBev Group.

The purpose of the present Code of Dealing is to ensure that the aforementioned persons do not abuse, nor place themselves under suspicion of abusing, and maintain the confidentiality of Inside Information that they may have or be thought to have, especially in periods leading up to an announcement of financial results or of price-sensitive events or decisions.

The present Code of Dealing sets out minimum standards to be followed in any event. Nevertheless, in addition to the Code of Dealing, Employees and Executives are subject to national laws prohibiting insider dealing. These national laws may, for example, make it a criminal offence for an individual who has information as an insider to deal on or off a regulated market, or as a professional intermediary, in Financial Instruments, the price of which would be significantly affected if the insider information were made public. It should be noted that the present Code of Dealing does not attempt to replace these national laws.

Furthermore, more extensive restrictions may be provided for in existing or subsequent arrangements to which Employees and Executives are party or subject such as (i) lock-up agreements or (ii) the terms of any stock option, warrant plan or share purchase plan. Such restrictions will apply in addition to the present Code of Dealing.

Any questions relating to the interpretation or implementation of this Code should be submitted to the Chief Legal Officer, e-mail Sabine.chalmers@ab-inbev.com

The persons to whom this Code is addressed acknowledge being bound by its terms and commit to observe the confidentiality and other undertakings and restrictions set out herein. Executives may be asked to sign on a regular basis a written statement on their awareness of and compliance with the aB InBev Code of Dealing.

II. Use of inside information

Without prejudice to more stringent obligations under applicable national laws prohibiting insider dealing, an Employee or an Executive shall not, at any time:

(a) communicate Inside Information to anyone within the

AB InBev Group or to a third party, except if he or she does so in order to comply with a statutory requirement or if

such is necessary for the proper performance of his or her

professional duties;

(b) recommend to anyone within the AB InBev Group or to a third party to Deal or not to Deal, as a result of being in possession of such Inside Information; or

(c) assist anyone who is engaged in any of the above activities.

III. Dealings by employees

and executives

An Employee or an Executive must not Deal in Financial Instruments,

whether issued by the Company or not, at any time when he or she is in possession of Inside Information with respect to such Financial

Instruments or the company to which they relate, whether or not he or she is at such time subject to applicable national laws on the prohibition of insider dealing.

An Employee or an Executive must not Deal in any of the Company’s

Financial Instruments during a Close Period.

An Employee or an Executive must not deal in any of the Company’s

Financial Instruments on considerations of a short-term nature.

Any purchase or sale of any of the Company’s Financial Instruments within a period of six months after having sold or purchased such

Financial Instruments will automatically be considered a Deal on considerations of a short-term nature, unless such Financial

Instrument was acquired or disposed of in connection with a stock option plan established or sponsored by the Company.

An Executive must not Deal in any of the Company’s Financial

Instruments where clearance to Deal is not given according to

Chapter IV of this Code of Dealing.

IV. Clearance to deal

An Executive must not Deal in any of the Company’s Financial Instruments without receiving prior clearance:

(a) as far as a Director is concerned, from the Chairman of the Board or, in the case of the Chairman, from at least two other Directors of the Company. The Director should make a specific written request to this effect, indicating the number of Financial

Instruments for which clearance is requested, to the attention of the Corporate Secretary,

e-mail sabine.chalmers@ab-inbev.com.

(b) as far as any other Executive is concerned, from the Clearance Committee.

A specific written request should be made to this effect, indicating the number of Financial Instruments for which clearance is requested, to the attention of Mr. Benoit Loore, VP Legal Corporate & Compliance, fax + 32 16 50 68 70,

e-mail benoit.loore@ab-inbev.com.

The Clearance Committee is composed of the Chief Financial Officer, the Corporate

Secretary and the Chief People Officer of the Company. The Committee can only deliberate if at least two of its members are present.

In the case where the Clearance Committee is to decide on a request by one of its members, such member shall be substituted by any other member of the Executive Board of Management or by a Board Member.

Within 48 hours after receipt of the Executive’s written request, the Executive will be heard and clearance will be granted or refused by written decision, a copy of which will be provided to the Executive. The request for clearance will be deemed to be refused, if after five working days after receipt of such written notice, no decision has been communicated to the Executive.

An Executive will not be given clearance to Deal in any of the Company’s Financial Instruments

during a Prohibited Period except as provided under Chapters V and VIII of this Code.

The intended Deal shall have to be passed for execution by the Executive concerned within five working days after having received clearance. The Executive must advise the Clearance

Committee immediately after he or she has dealt in the Company’s Financial Instruments in accordance with this Chapter.

The Company must maintain a written record of any advice received from an Executive pursuant to this Chapter, of any clearance given and of any Dealing in the Company’s Financial

Instruments made in accordance with this Chapter. Written confirmation from the Company that such advice, clearance and Deal, if any, have been recorded must be given to the

Executive concerned.

V. Clearance to deal during

a close period in exceptional

circumstances

In exceptional circumstances, where it is the only

reasonable course of action available to an Employee or

an Executive, clearance may be given for the Employee

or the Executive to sell (but not to acquire) the

Company’s Financial Instruments when he or she would

be prohibited from doing so for the reason

that such Dealing would fall within a Close Period.

The determination of whether circumstances are

exceptional for this purpose must be made by the

persons authorised for giving a clearance under Chapter

IV of this Code.

A pressing financial commitment on the part of the

Employee or the Executive that cannot otherwise be

satisfied, may, for instance, be considered exceptional

for these purposes.

A specific written request should be made to this effect,

in accordance with Chapter IV of this Code.

VI. Disclosure to market

Executives shall be required to notify the

Competent Authority within five working

days of the consummation of any transaction

cleared hereunder (with a copy to the

Clearance Committee), in accordance with the

E.U. Directive of 29 April 2004. Please note

that the Belgian legislation must provide for

public access to the information provided to

Competent Authority.

VII. Dealings by investment managers

For the avoidance of doubt, the provisions of this Code, including the requirement to receive clearance pursuant to Chapter IV of this Code, shall fully apply to dealings by investment managers, bankers or other authorised financial intermediaries on behalf or for the account of an Employee or an Executive,

except if the investment manager, banker or other authorised financial intermediary is acting on the basis of an entirely discretionary investment management mandate.

Each Employee or Executive shall take appropriate steps in order to ensure that any investment manager, banker or other authorised financial intermediary acting for his account or on his behalf,

other than on the basis of an entirely discretionary investment management mandate, will not Deal in situations where dealings are prohibited according to this Code, including in situations where an

Executive has not received clearance pursuant to Chapter IV of this Code.

VIII. Special circumstances

When assigned on a temporary basis to a specific project of a sensitive nature, an Employee can be formally notified by one of his or her superiors that such Employee is, for the duration of such assignment, subject to the restrictions applicable to an Executive, i.e., that he or she must not at any time Deal in any of the Company’s Financial Instruments without advising in advance and receiving clearance from the Clearance Committee.

The award of securities, the grant of options and the grant of rights (or other interests) to acquire securities by the Board of Directors or Compensation and Nominating Committee under a share or option scheme to persons who are not Executives may be permitted during a Prohibited Period if such grant could not reasonably be made at another time and failure to make the grant would be likely to indicate that the Company is in a Prohibited Period.

The award of securities, the grant of options and the grant of rights (or other interests) to acquire securities to Executives is permitted in a Prohibited Period if:

(a) the award or grant is made under the terms of an existing share or option scheme and the terms of such share or option scheme set out:

(I) the timing of the award or grant and such terms have either:

previously been approved by shareholders or summarised or described in a document sent to shareholders, or the timing of the award or grant is in accordance with the timing of previous awards or grants under the scheme; and

(II) the amount or value of the award or grant or the basis on which the amount or value of the award or grant is calculated; or (b) the failure to make the award or grant would be likely to indicate that the company is in a Prohibited Period.

The following dealings are not covered by the exemptions set forth in this Chapter of this Code and are consequently subject to provisions of this Code:

(a) a discretionary award or grant under a share or option scheme, which would not otherwise have been made but for the event that led to the commencement of the Prohibited Period; and

(b) an award or grant under a share or option scheme which is made in a Prohibited Period during which the relevant scheme was introduced, or in the case of an existing scheme, the relevant scheme was amended.

The person(s) authorised to give clearance pursuant to Chapter IV of this Code may allow the exercise of an option or right under an option scheme, or the conversion of a convertible Financial Instrument where the final date for the exercise of such option or right, or conversion of such Financial Instrument, falls during any Prohibited Period and the Employee or Executive could not reasonably have been expected to exercise it at an earlier time when he or she was free to Deal. A specific written request should be made to this effect, in accordance with Chapter IV of this Code.

Where an exercise or conversion is permitted pursuant to the previous paragraph, the person(s) authorised to give clearance pursuant to Chapter IV of this Code may not at the same time give clearance for the sale of all or part of the Company’s Financial Instruments acquired pursuant to such exercise or conversion, if such clearance is requested.

Inside Information

(NON-EXHAUSTIVE LIST)

It is not possible to provide an exhaustive

definition of the sort of information which,

if made public, could have a significant effect

on the market price of securities. Hereunder

follows a non-exhaustive list of items which

may constitute such information. Such items,

however, will only be considered Inside

Information if they could have a significant

effect on the price of Financial Instruments.

IN CASE OF DOUBT, THE CLEARANCE COMMITTEE SHOULD BE CONSULTED.

(a) any yearly, half-yearly or quarterly financial results or any financial or business forecasts

(including cash-flow forecasts);

(b) any corporate action such as, but not limited to:

a decision to declare or pay any dividend or other distribution;

a rights issue;

a proposal to limit or cancel the preferential subscription rights;

a dissolution or liquidation;

a stock split;

an issuance of warrants, convertible or exchangeable bonds or bonds with warrants attached;

a corporate restructuring such as a merger or a split-up;

a material acquisition or disposal of assets;

(c) any other material event or decision that may have a significant influence on the stock price such as, but not limited to:

the announcement of a proposed modification

to the rights attached to different categories

of Financial Instruments;

the acquisition of own shares;

the announcements in connection with annual

or extraordinary shareholder’s meetings;

any change of business year;

any change of corporate form;

any confirmation of any material take-over

discussions, acquisitions, disposals of

interests, joint-venture or profit and loss

pooling agreements;

any material decision of anti-trust or other

regulatory authorities (including securities,

stock exchange, environmental or tax

authorities);

any material development of orders received

and utilisation of capacity;

any discontinuance of products;

any extraordinary gains or losses;

any significant financing measures;

any introduction of new products and the

development of new markets or discontinuance

of existing markets;

any material investments/disinvestments;

any new, or loss of, licenses;

any material litigation, tax or other proceedings;

any intellectual property acquisition, disposal,

dispute or claim;

any product contamination or product liability issue;

any important change in regulatory or tax

environment;

any changes in management or composition

of the Board of Directors;

any material provisions and write-offs;

any material collective labour dispute or agreement;

any significant rationalisation measures;

any significant production stoppage;

any acquisition or loss of material supply

agreements.

Practical Guidelines

1. You might possess, or have or customarily have

access to, insider information concerning the

AB InBev Group. In these cases neither you nor

your immediate family or anyone living with you

as part of the same household, nor companies

and entities controlled by you, your immediate

family or anyone living with you as part of the

same household, should deal in any securities

of the AB InBev Group without first consulting

and following the Code.

2. You might obtain insider information concerning

an AB InBev Group Company. This can involve

any sort of confidential, price-sensitive

information, such as a new acquisition or another

transaction with a company outside the AB InBev

Group. If you do:

you must not deal in the securities

of the AB InBev Group;

you must not suggest to anyone that they

deal (or refrain from dealing) in the

securities of the AB InBev Group; and

you must not disclose the information

(either directly or indirectly), unless

permitted under the Code.

3. You might obtain insider information concerning a company outside the AB InBev Group. This can arise, for example, where an AB InBev

Group company is either involved in, or is contemplating, a transaction with or concerning any other company. If this happens:

you must not deal in the securities of that other company;

you must not suggest to anyone that they deal

(or refrain from dealing) in the securities of that other company; and

you must not disclose the information (either directly or indirectly),

unless permitted under the Code.

4. You might receive tips from someone to deal in the securities of a company,

or be given some information concerning a company (whether or not the company is part of the AB InBev Group). If you suspect that the tip or information is confidential and price-sensitive:

you must not deal in the securities of that company; and

you must not pass on the tip or information

(either directly or indirectly) or reveal that the information exists.

5. You might need to involve other people in a particular transaction.

In this case:

you should disclose insider information to other

AB InBev personnel only where it is necessary for the proper execution of their professional duties; and

you should disclose insider information to

any person outside the AB InBev Group only where it is necessary

(for instance, to the AB InBev Group’s professional advisers).

CONTACT DETAILS:

Sabine Chalmers

Chief Legal Officer

Tel.: +1 212 573 9280

sabine.chalmers@ab-inbev.com

Benoit Loore

VP Legal Corporate & Compliance

Tel.: +32 16 27 68 70

Fax: +32 16 50 68 70

benoit.loore@ab-inbev.com